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                                                                 Exhibit 10.13.1

                                AMENDMENT TO THE
                         INTERSTATE BAKERIES CORPORATION
                            1996 STOCK INCENTIVE PLAN

                  THIS AMENDMENT, made and entered into this 6/th/ day of May, 2003, by Interstate Bakeries Corporation, a Delaware corporation, (the "Company"), amends the Interstate Bakeries Corporation 1996 Stock Incentive Plan (the "Plan").

                                    RECITALS

                  A. The Company established the Plan to enable its employees, directors and executive officers to acquire or increase their equity interests in the Company.

                  B. Beginning July 1, 2001, the Delaware General Corporation Law permitted, with certain exceptions, boards of directors of Delaware corporations to delegate to one or more officers the authority to grant stock options to officers and employees.

                  C. The Company desires to amend the Plan to permit, with certain limitations, the Compensation Committee of the Company's Board of Directors (the "Committee") to delegate to one or more Company officers the authority to grant stock options and other awards under the Plan.

                  D. Section 12.1 of the Plan provides the Company's Board of Directors with the power to amend the Plan from time to time, and the Board of Directors, at a meeting held on May 6, 2003 approved this amendment to the Plan.

                                    AGREEMENT

                  NOW, THEREFORE, the Company hereby amends the Plan by adopting the following Plan Amendment:

                  Modification of Plan Administration

                  Effective January 1, 2003, the following Section 3.4 shall be added to the Plan:

         3.4 Delegation to Officer(s). Subject to the limitations provided in this Section 3.4, the Board, in its sole discretion, may, by resolution, delegate to one or more officers of the Corporation the authority to: (a) select the Eligible Employees to participate in the Plan; (b) determine the rights or options to be received by such Eligible Employees; and (c) establish the exercise price with respect to an option using the formula set forth in Section 6.2(a) of the Plan. The Board resolution delegating to such officer or officers such authority shall (i) specify the total number of rights or options such officer or officers may award; (ii) prohibit any such designated officer from designating himself or herself as a recipient of any right or option; and (iii) prohibit any such designated officer from making a grant of a right or option to any individual who is, at the time of the grant, subject to Section 16 of the Securities Exchange Act of 1934.

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                  IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted by its duly authorized officer as of the day first written above.

                                    INTERSTATE BAKERIES CORPORATION



                                    By: /s/ James R. Elsesser
                                       --------------------------------------
                                       Name:  James R. Elsesser
                                              -------------------------------
                                       Title: Chief Executive Officer
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